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                                 Exhibit 99.1

                         Cautionary Factors Under the
               Private Securities Litigation Reform Act of 1995

We desire to take advantage of the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995 (the "Act"). This Form 10-K contains statements, which are intended as "forward-looking statements" within the meaning of the Act. The words or phrases "expects", "will continue", "is anticipated", "we believe", "estimate", "projects", "hope" or expressions of a similar nature denote forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or results presently anticipated or projected. Those risks and uncertainties include those discussed in this Exhibit
99.1. We wish to caution you not to place undue reliance on forward-looking statements. The factors listed in this Exhibit 99.1 have affected the Company's performance in the past and could affect future performance. Those factors include, but are not limited to, the risk that a product may not be available when expected or may contain technical difficulties; uncertain demand for new or existing products; the impact of competitor's advertising, products or pricing; availability of sources of financing; economic developments, both domestically and internationally; new accounting standards; risks associated with the acquisition and integration of new businesses; risks related to the diversification into new Internet software and information technology business; and, the impact of the initiation, defense and resolution of litigation. Anyone deciding to invest in our common stock will take on financial risk. In deciding whether to invest, individuals should carefully consider the factors included in this Exhibit 99.1 and other information publicly available to them. If we are unable to implement our plans successfully, we may lose our investment in one or more of the programs described in this Exhibit 99.1.

OUR LIMITED OPERATING HISTORY IN THE INTERNET MARKETPLACE AND EVOLVING REVENUE MODEL MAKE IT DIFFICULT TO EVALUATE WHETHER WE CAN GENERATE OR SUSTAIN REVENUES.

We acquired our first hosting and Information Technology (IT) consulting operation in December 1998 and we first launched our VerticalXchange(TM) Platform in October 1999; thus we have a limited operating history in the Internet marketplace. In addition, our revenue model is evolving, which, together with our limited operating history in the Internet market, makes evaluating our future prospects very difficult. Currently, our revenues are generated primarily from our RSPNetwork subsidiary for IT professional services and "commodity hosting." In the future, we expect to generate a greater percentage of our revenue from multiple sources, including e-commerce and business services, Service Level Agreements within our VerticalXchange Platform at B2BXchange.net, online advertising, and an array of customization and integration services which are dependent upon our Commerce Environment Operating System (CEOS) and its evolving Application Programmers Interface (API). Should we run into delays or technical problems with our CEOS/API Strategy, our opportunity and investments to date could be lost. We may not be able to generate or sustain revenues or successfully build e-commerce or business services revenue. If we do not create and sustain revenue or build e-commerce or business services revenue, Service Level Agreement revenue, or advertising revenue, including revenue from our applications and alliance partner e-commerce applications, our business, financial condition and operating results will suffer.

Additionally, we are currently negotiating third-party agreements for access and integration of Supply Chain Management ("SCM") software modules from multiple sources. We have no experience in the complex field of SCM and may fail to recover what we anticipate will be a significant investment in this area. If we are

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unsuccessful in this expansion into SCM, our investment in this market segment, the B2BXchange Platform, the CEOS and/or RSPNetwork may be lost.

WE HAVE HAD OPERATING LOSSES IN THE PAST AND MAY INCUR LOSSES IN THE FUTURE.

For the fiscal year ending June 30, 2000, Continuing Operations generated start-up operating losses (excluding the Digital Graphics Unit's divestiture) of $21.7 million. For the three months ending September 30, 2000, we incurred a net loss of $4 million. We may continue to incur losses in the future since we intend to derive substantially most of our revenues from the upgrade of customers from free use of our B2BXchange service to an enhanced service where they are charged monthly fees for Service Level Agreements, transaction fees and customization fees. If customers fail to find enough value or ease of use in our VerticalXchange model, they may decline to use, or cease using, the enhanced services. Failure to meet customer expectations may effect our branding efforts and damage our reputation. We expect to incur significant sales and marketing, research and product development, and general and administration expenses; tenant improvement costs; capital equipment expenditures; business development and acquisition costs; amortization expenses from future acquisitions; and third party content and product integration costs. If we do become profitable, it may be difficult to sustain profitability for any length of time.

WE EXPECT OUR OPERATING EXPENSES TO INCREASE.

Our limited operating history in the Internet marketplace makes predicting our future operating results, including operating expenses, difficult. Some of our expenses are fixed, including non-cancelable agreements, equipment leases and real estate leases. If our revenues do not increase, we may not be able to compensate by reducing expenses in a timely manner. Our revenues may not grow or may not even continue at their current level. In addition, we plan to increase our operating expenses significantly to:

 .  launch additional communities within our VerticalXchange Platform;
 .  increase our internal sales and marketing operations;
 .  enhance our technologies;
 .  develop and deploy our e-commerce initiatives;
 .  design and integrate additional scalable online VerticalXchange Platform segments and extensions;
 .  enter into additional sponsorship agreements;
 . broaden our customer support capabilities; and . pursue technology, marketing and distribution alliances.

We also expect our expenses to increase significantly due to the impact of amortization expense and other charges resulting from completed and future acquisitions. Our alliance partners may also begin to charge us for providing content, applications and other services to our VerticalXchange Platform. If any of these expenses are not accompanied by increased revenues, our business, financial condition and operating results would be harmed.

OUR QUARTERLY RESULTS MAY FLUCTUATE.

We expect that our quarterly operating results will fluctuate significantly due to many factors, including:

 .  the uncertain adoption of the Internet as an e-commerce and advertising medium;
 .  dependence on development and adoption of the e-commerce market;
 .  the level of demand for our products and services;
 .  intense and increased competition;

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 .  our ability to develop, introduce and market new products and services, as well as enhancements to our existing products and services, on a timely basis;
 .  our dependence on content providers;
 .  license fees payable to content providers;
 .  uncertain acceptance of our Internet content;
 .  management of our growth; and
 .  risks associated with past and future acquisitions.

Many of these factors are beyond our control.

OUR COMMON STOCK PRICE IS LIKELY TO REMAIN HIGHLY VOLATILE.

The market price of our common stock has been and will likely continue to be highly volatile as the stock market in general, and the market for Internet-related and technology companies in particular, has been highly volatile. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to such volatility. The trading prices of many technology and Internet-related companies' stocks have reached historical highs within the last 52 weeks and have reflected relative valuations substantially above historical levels. During the same period, such companies' stocks have also been highly volatile and have recorded lows well below such historical highs. Our stock may not trade at the same levels as other Internet stocks, and Internet stocks in general may not sustain their current market prices.

Factors that could cause such volatility may include, among other things:

 .  actual or anticipated variations in quarterly operating results;
 .  announcements of technological innovations;
 .  new sales models or new products or services;
 .  changes in financial estimates by securities analysts;
 .  conditions or trends in the Internet industry;
 .  changes in the market valuations of other Internet companies;
 .  failure to meet analysts' expectations;
 .  announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;
 .  capital commitments;
 .  additions or departures of key personnel;
 .  sales of common stock;
 .  a lack of buyers for our stock once we finish or abandon our Stock
   Repurchase Plan;
 .  stock market price and volume fluctuations, which are particularly common among highly volatile securities of Internet companies; and . completion of our current stock repurchase program.

Many of these factors are beyond our control. These factors may cause the market price of our common stock to fall, regardless of our operating performance.

MARKETING MAY NOT GENERATE THE EXPECTED NUMBER OF NEW CUSTOMERS OR MAY BE DISCONTINUED.

We use marketing programs to create traffic on our VerticalXchange Platform and consequently, to generate revenues. These marketing programs may not generate the expected number of new customers.

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WE MAY ULTIMATELY BE UNABLE TO COMPETE IN THE MARKET FOR INTERNET PRODUCTS AND
SERVICES, ADVERTISING AND E-COMMERCE.

The market for Internet products and services, advertising and e-commerce is intensely competitive, evolving and subject to rapid technological change. We expect competition to intensify as current competitors expand their product and service offerings and new competitors enter the market. Barriers to entry are minimal, and competitors can launch new Web sites at a relatively low cost. We expect to compete for a share of a customer's advertising budget with online services and traditional off-line media, such as print publications and trade associations. Several companies offer competitive business models to our VerticalXchange Platform. We expect that additional companies will offer competing products on a standalone or portfolio basis.

The market for e-commerce solutions in global markets, although at an early stage of development, is also intensely competitive, evolving and subject to rapid technological and other change.

Our competitors in the global markets vary in size and in the scope and breadth of the services and features offered and include, but are not limited to:

 .  other B2B market makers;
 .  on-line catalog aggregators;
 .  on-line surplus auction companies;
 .  enterprise software companies;
 .  e-procurement providers; and
 .  vertical content providers.

We expect the intensity of competition to increase in the future as the amount of e-commerce transacted over the Internet grows. Increased competition may result in reduced margins and loss of market share, either of which could seriously harm our business.

Many of our competitors have longer operating histories, greater brand recognition and greater financial, technical, marketing and other resources than we do, and may have well-established relationships with our existing and prospective customers. This may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives. Our competitors may also develop Internet products or services that are superior to, or have greater market acceptance than, ours. If we are unable to compete successfully against our competitors, our business, financial condition and operating results may be negatively impacted.

WE MAY NOT REALIZE ANY RETURN ON OUR CURRENT PROGRAMS AND INVESTMENTS, AND MAY EVEN LOSE ENTIRE INVESTMENTS UNDERTAKEN IN CONNECTION WITH STRATEGIC RELATIONSHIPS.

In connection with strategic relationships that we enter, we are increasingly asked to make equity investments in the companies with whom we form relationships. We may never realize any return on these investments, which may exceed $1.0 million. In fact, we may lose our entire investment, which would materially and adversely affect our business and financial condition. The success of any such investment is far from certain, given that our partners have limited financial and other resources, yet are subject to many of the same risks and uncertainties that we face in our business, including limited operating histories, evolving revenue models and uncertain market acceptance of their products and services. Moreover, we are often unable to require terms and conditions of the investment (e.g., board membership or observer rights) that are particularly

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favorable to us vis-a-vis other investors. Allocating our financial resources to these types of investments, rather than reinvesting those funds in our own business, may ultimately cause our business to suffer.

ACQUISITIONS MAY DISRUPT OR OTHERWISE HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

A key component of our growth strategy is expected to be the acquisition or partnering with professional service firms that meet our goals for strategic growth and expansion. The successful implementation of this acquisition strategy will depend on our ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of ours. There can be no assurance that we will be able to continue to identify additional suitable acquisition candidates or that we will be able to acquire such candidates on acceptable terms. Moreover, in pursuing acquisition opportunities we may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than us. Competition for these acquisition candidates may also result in increased prices of acquisitions and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on our reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expense resulting from newly hired employees, the diversion of management attention, potential disputes with the sellers of one or more acquired entities and the possible failure to retain key acquired personnel. Lack of client satisfaction or performance problems with an acquired firm could also have a material adverse impact on our reputation as a whole, and any acquired company could significantly under-perform relative to our expectations. We may realize little or no return on our investment in an acquired company and may even lose our entire investment and incur significant additional losses. For all of these reasons, our pursuit of an overall acquisition strategy or any individual pending or future acquisition may have a material adverse effect on our business, financial condition, results of operations and prospects. To the extent we choose to use cash consideration for acquisitions in the future, we may be required to obtain additional debt or equity financing, and there can be no assurance that such financing will be available on favorable terms, if at all. As we issue stock to complete future acquisitions, existing stockholders will experience further ownership dilution. The market may have a negative reaction to our acquisition resulting in a decline of our share price.

Acquisitions are also subject to numerous risks including, without limitation, the following:

 . acquisitions may cause a disruption in our ongoing business, distract our management and other resources and make it difficult to maintain our standards, controls and procedures;
 .  we may acquire companies in markets in which we have little experience;
 .  we may not be able to retain key employees from acquired companies;
 .  we may not be able to integrate the services, products and personnel of any acquisition successfully into our operations;
 .  we may be required to incur debt or issue equity securities, which may be dilutive to existing shareholders, to pay for acquisitions;
 .  we may not realize any return on our investment and may even lose our entire investment and incur significant additional losses;
 .  our share price could decline following the market's reaction to our acquisitions;
 . our amortization expense will increase as a result of acquisitions; and . our interest or other deductions may be disallowed for federal income tax purposes.

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INTEGRATION OF ACQUIRED BUSINESS MAY STRAIN MANAGEMENT RESOURCES AND SUBJECT US
TO ADDITIONAL EXPENSES.

During December 1998 we completed the acquisition of K & R Technologies, Inc. In October 2000, we completed the acquisition of Rymatics Software, LLC. Our future performance will depend on our ability to integrate selected assets from this and other acquired businesses, which, even if successful, may take a significant period of time, may place a significant strain on our management and resources, and could subject us to additional expenses during the integration process and to the risks commonly encountered in acquisitions of businesses. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired businesses, ability to retain key employees from acquired businesses, the potential disruption of our ongoing business, the inability of management to maximize our financial and strategic position through the successful incorporation of acquired personnel and clients, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and clients as a result of any integration of new management personnel. There can be no assurance that the services, technologies, key personnel and businesses of the acquired business(es) will be effectively integrated into our business or service offerings, or that such integration will not adversely affect our business, financial condition, results of operations or prospects. There can also be no assurance that any acquired services, technologies or businesses will contribute at anticipated levels to our sales or earnings, or that the sales and earnings from combined business(es) will not be adversely affected by the integration process. Because the K&R Technical Services acquisition was completed in December 1998, we are currently facing all of these challenges and our ability to meet them over the long term and in volume has not been fully established. The failure to integrate such acquisitions successfully could have a material adverse effect on our business, financial condition, results of operations and prospects.

OUR ONLINE VERTICALXCHANGE PLATFORM MAY NOT BE SUCCESSFUL IF IT IS NOT ADOPTED BY A SIGNIFICANT NUMBER OF SUPPLIERS AND BUYERS

We are attempting to build a business-to-business destination for e-commerce with our VerticalXchange Platform. If we do not successfully attract significant numbers of sellers and buyers who have industry-specific business requirements for our VerticalXchange Platform to allow us to transition free subscribers into paying customers, our VerticalXchange Platform will not be widely accepted, which in turn would limit the growth of our e-commerce revenues and could adversely affect our business, financial condition and operating results. Whether we can retain and attract buyers and suppliers will depend in large part on our ability to design, develop and implement a secure, user-friendly application with features and functionality that buyers and suppliers find attractive in an e-commerce solution and that provides substantial value to its users over their traditional business methods. Even after we enhance our VerticalXchange Platform, suppliers and buyers may continue purchasing and selling products through traditional procurement methods, rather than adopting our Internet-based solution. Suppliers and buyers also may not use our VerticalXchange Platform if they do not perceive it as a neutral marketplace that does not favor one participant over another.

ADOPTION OF THE INTERNET AS AN ADVERTISING MEDIUM IS UNCERTAIN.

The growth of Internet advertising requires validation of the Internet as an effective advertising medium. This validation has not yet fully occurred. In fact, many companies relying significantly on Internet advertising as a key component of revenue have now ceased operations or are under severe financial pressure. Long-term acceptance of the Internet among advertisers will also depend on growth in the commercial use of the Internet. If widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective and measurable medium for advertising, our business, financial condition and operating results could suffer. No standards have been widely accepted to measure the effectiveness of Internet advertising. If

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such standards do not develop, businesses may be reluctant to advertise on the
Internet. Our business, financial condition and operating results would suffer if the market for Internet advertising fails to develop or develops slower than expected.

IF OUR ADVERTISING REVENUE MODEL IS NOT SUCCESSFUL, OUR BUSINESS MAY SUFFER.

We plan to implement a program in which revenues will be generated from the sale of advertising on our VerticalXchange Platform. If we are not successful in drawing significant numbers of subscribers and customers to our VerticalXchange Platform to make advertising attractive to Small companies, Medium-sized businesses and Enterprise workgroups ("SME companies") and other businesses, our revenues may suffer. Our ability to build and increase our advertising revenues depends on many factors, including without limitation:

 . advertisers' acceptance of the Internet as a legitimate advertising medium; . the development of a large base of users on our VerticalXchange Platform who possess demographic characteristics attractive to advertisers; and . the expansion of our sales force.

Other factors could also affect our advertising revenues. For example, widespread use of "filter" software programs that limit access to storefront advertising from the Internet user's browser could reduce advertising on the Internet, which would impair our business, financial condition and operating results.

OUR INTERNET CONTENT MAY NOT ATTRACT USERS

Our future success depends in part upon our ability to deliver compelling Internet content about various industries that will attract users with demographic characteristics valuable to other participants in our VerticalXchange Platform. If we are unable to develop Internet content that attracts a loyal user base possessing demographic characteristics attractive to industry participants and advertisers, it could impair our business, financial condition and operating results. In addition, we may be unable to anticipate or respond to rapidly changing buyer preferences to attract enough users to our VerticalXchange Platform. Internet users can freely navigate and instantly switch among a large number of Web sites. Many of these Internet sites offer original content. It may therefore be difficult for us to distinguish our content and attract users.

DEPENDENCE ON THIRD PARTY CONTENT PROVIDERS

We rely on third parties, such as trade publications and news wires, to provide some of the content for our VerticalXchange Platform. It is critical to our business that we maintain and build our existing relationships with content providers. We may not be able to maintain relationships with the third parties we depend upon to provide the content for our VerticalXchange Platform, which could result in decreased traffic on our VerticalXchange Platform and decreased revenue. Many of our agreements with content providers are for initial terms of one to two years. The content providers may choose not to renew the agreements or may terminate the agreements early if we do not fulfill our contractual obligations, including our payment obligations. If a significant number of content providers terminate our agreements with them, it could result in decreased traffic on our VerticalXchange Platform and decreased advertising revenue. Because our agreements with certain of our content providers are nonexclusive, a competitor could offer content similar to or the same as ours.

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THE LICENSE FEES WE PAY TO CONTENT PROVIDERS MAY INCREASE.

If licensing fees to content providers increase, our business, financial condition and operating results may be negatively impacted. These license fees may increase as competition for such content increases. Our content providers may not enter into new agreements with us on terms similar to those in our current agreements.

IF WE DO NOT DEVELOP THE "B2XCHANGE," "RSPNETWORK" BRANDS AND OUR
VERTICALXCHANGE PLATFORM AND OTHER BRANDS, OUR REVENUES COULD DECREASE.

To be successful, we must establish and strengthen the brand awareness of the "B2BXchange" and "RSPNetwork" brands, as well as the brands associated with each individual VerticalXchange (e.g. myManufacturingXchange.com). In addition, we must strive for "RSPNetwork brand extension" through any acquisitions that we may make of affiliate operations we may embrace. If our brand awareness is weakened, it could decrease the attractiveness of our product offerings to VerticalXchange participants and advertisers, which could result in decreasing revenues. We believe that brand recognition will become more important in the future with the rapidly growing number of Internet sites worldwide. Our brand awareness could be diluted, which could impair our business, financial condition and operating results if users do not perceive our products and services to be of high quality.

WE MAY NOT BE ABLE TO EFFECT OUR GROWTH STRATEGY IF WE ARE UNABLE TO COMPLETE FUTURE ACQUISITIONS.

We plan to grow a portion of our business through acquisitions. We may not be able to identify suitable acquisition candidates available for sale at reasonable prices or on reasonable terms. Even if we are able to identify an appropriate acquisition candidate, we may not be able to negotiate the terms of the acquisition successfully, finance the acquisition or integrate the acquired business, products or technologies into our existing business operation. If we are unable to complete future acquisitions, our business, financial condition and operating results could be negatively impacted.

RISK OF FAILURE OF OUR COMPUTER AND COMMUNICATIONS HARDWARE SYSTEMS

The performance of our computer and communications hardware systems is critical to our business and reputation and our ability to process transactions, provide high quality customer service and attract and retain customers, suppliers, users and strategic partners. Any system interruptions that cause our VerticalXchange Platform to be unavailable to users may reduce the attractiveness of our product offerings to participants, advertisers, buyers and suppliers and could impair our business, financial condition and operating results. We maintain our Network Operating Center computer systems in our facilities in Cedar Falls, Iowa and our co-location and development data centers in Minneapolis, Minnesota. We currently have an additional co-location relationship with AboveNet Communications in San Jose, California, which represents a "deployment in process" as of October 2000. While we have taken these steps to insure redundancy and 24/7 online service, interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events which are largely beyond our control. Such events could severely damage our business.

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RISK OF LIABILITY FOR CREDIT CARD DATA AND OTHER PRIVATE DATA

We reserve the right to reuse or resell certain customer transaction data. We may encounter user claims with regard to our use or exercise of such rights. RSPNetwork, Inc. and B2BXchange, Inc. provide data services that may include confidential or proprietary client information. Although we have standard terms and conditions, policies, and practices designed to prevent such client information from being disclosed to unauthorized parties, lost, or used inappropriately, any such unauthorized disclosure, loss or use could result in a claim for substantial damages.

We specifically ask for private and/or personal data of our customers when registering for our service(s), signing up for enhanced or upgraded service(s), or when contacting our customer service personnel among others. The level of adequate security measures for such data varies across international boundaries, and is presently in flux in the United State, resulting in myriad restrictions upon use, handling, and disclosure of such data. Our personnel with access to such data are informed of the restrictions for such data and are bonded for compliance with our own policies, practices, and applicable law.

In addition, some data our customers provide to us, such as name, Internet address, billing address, bank reference(s), and credit card number(s) and the like, are specifically restricted by U.S. and foreign regulation and law. Additional regulation in this area is very likely. Some of the present regulations and laws prohibit sharing and/or using certain data or provide for sharing and use of such data only if stringent security practices and processes are followed.

While we believe that we have adequate security processes and practices which protect such data, and shield us from liability, we may have significant liability to our customers or third parties in the event that such data is compromised, stolen, copied, and/or used. If our practices and procedures are determined to be unsatisfactory in view of U.S. or foreign regulation or law, we may accrue additional liability.

RISK OF LIABILITY FOR ACQUISITION, TRANSFER, AND SHARING OF CERTAIN DATA.

We reserve the right to acquire, transfer, share, reuse and/or resell certain customer and transaction data. As a result, we may encounter user complaints or claims as a result of such activities which may cause liability to the Company. Furthermore, we may ourselves acquire such data directly from third parties or may acquire such data incidental to a business combination with another commercial entity. If such third parties or other commercial entity had previously engaged in acquisition, transfer, or sharing of some types of data we may be subject to liability for such previous acts. In addition, with respect to the data, the data security, and the data handling practices of commercial entities we acquire we may incur liability for past practices, present conduct, or future actions we mandate with respect to such data.

CAPACITY LIMITS ON OUR TECHNOLOGY, TRANSACTION PROCESSING SYSTEM, SCALABILITY AND NETWORK HARDWARE AND SOFTWARE MAY BE DIFFICULT TO PROJECT AND WE MAY NOT BE ABLE TO EXPAND AND UPGRADE OUR SYSTEMS TO ADEQUATELY MEET THE DEMANDS OF INCREASED USE.

As traffic in our VerticalXchange Platform increases, we may be required to expand and upgrade our technology, transaction processing systems and network hardware and software. We may not be able to accurately project the rate of increase in our VerticalXchange Platform. In addition, we may not be able to expand and upgrade our systems and network hardware and software capabilities to accommodate increased use of our VerticalXchange Platform. If we do not appropriately upgrade our systems and network hardware and software, our reputation, business, financial condition and operating results will suffer.

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OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, WHICH WE MAY NOT BE
ABLE TO KEEP UP WITH IN A COST-EFFECTIVE WAY.

Our market is characterized by rapid technological change and frequent new product announcements. Significant technological changes could render our existing VerticalXchange Platform technology obsolete. If we are unable to respond to these developments successfully or do not respond in a cost-effective way, our business, financial condition and operating results will suffer. To be successful, we must adapt to our rapidly changing market by continually improving the responsiveness, services and features of our VerticalXchange Platform, by developing new features to meet customer needs and by successfully developing and introducing new versions of our Internet-based e-commerce business model on a timely basis. Our success will depend, in part, on our ability to develop, acquire or license leading technologies useful in our business, enhance our existing services and develop new services and technology that address the needs of our customers. We will also need to respond to technological advances and emerging industry standards in a cost-effective and timely basis.

OUR SUCCESS DEPENDS ON OUR KEY PERSONNEL WHO WE MAY NOT BE ABLE TO RETAIN, AND WE MAY NOT BE ABLE TO HIRE ENOUGH OF THE RIGHT PERSONNEL TO MEET OUR HIRING NEEDS.

We believe that our success depends on continued employment of our senior management team. If one or more members of our senior management team were unable or unwilling to continue in their present positions, our business, financial condition and operating results could be materially adversely affected. Eight members of our senior management and other employees have employment agreements. We carry key person life insurance on certain, but not on all, of our senior management personnel.

Our success also depends on having a highly trained technical staff, sales force. We will need to continue to hire additional personnel as our business grows. A shortage in the number of trained technical people could limit our ability to design, develop and implement our Internet solutions, and to increase revenues.

We plan to expand our employee base to manage our anticipated growth. Competition for personnel, particularly for employees with technical expertise, is intense. Our business, financial condition and operating results will be impaired if we cannot hire and retain suitable personnel.

OUR SUCCESS DEPENDS ON THE DEVELOPMENT OF THE E-COMMERCE MARKET, WHICH IS UNCERTAIN.

Business-to-business e-commerce is a new and emerging business practice that remains largely untested in the global marketplace and depends on the increased acceptance and use of the Internet as a medium of commerce. If e-commerce does not grow or grows more slowly than expected, our business will suffer. Our long-term success depends on widespread market acceptance of e-commerce.

A number of factors could prevent such acceptance, including the following:

 .  buyers may be unwilling to shift their purchasing from traditional vendors to online vendors;
 .  the necessary network infrastructure for substantial growth in usage of the
   Internet may not be adequately developed;
 .  customers and suppliers may be unwilling to use online vendors due to security and confidentiality concerns;
 . increased government regulation or taxation may adversely affect the viability of e-commerce;

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 .  insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times or inconsistent service quality;
 .  adverse publicity and concerns about the security and confidentiality of
   e-commerce transactions could discourage its acceptance and growth;
 . lack of human contact that current traditional suppliers provide; and . lack of availability of cost-effective, high-speed Internet service.

SECURITY RISKS AND CONCERNS MAY DETER THE USE OF THE INTERNET FOR CONDUCTING E-COMMERCE.

The secure transmission of confidential information over the Internet is essential to maintaining customer and supplier confidence. Concerns regarding security of transactions and transmitting confidential information over the Internet may negatively impact our e-commerce business. We believe that concern regarding the security of confidential information transmitted over the Internet, such as credit card numbers, prevents many potential customers from engaging in on-line transactions. If we do not add sufficient security features to future product releases, our products may not gain market acceptance or we may incur additional legal exposure. We have included basic security features in some of our products to protect the privacy and integrity of customer data, such as password requirements for access to portions of our VerticalXchange Platform. We currently use authentication technology, which requires passwords and other information to prevent unauthorized persons from accessing a customer's information. We also use encryption technology, which transforms information into a "code" designed to be unreadable by third parties, to protect confidential information such as credit card numbers in commerce transactions.

Despite the measures we have taken, our infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. We may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as e-commerce becomes more prevalent (and consequently becomes the focus of our development of direct marketing products), our customers will become more concerned about security. If we do not adequately address these concerns, this could impair our business, financial condition and operating results.

LIMITED INTERNET INFRASTRUCTURE MAY AFFECT SERVICE.

The accelerated growth and increasing volume of Internet traffic may cause performance problems, which would slow the adoption of our Internet-based VerticalXchange Platform. The growth of Internet traffic due to very high volumes of use over a relatively short period of time has caused frequent periods of decreased Internet performance, delays and, in some cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the Internet and the internal networks of Internet users. If Internet usage continues to grow rapidly, the infrastructure of the Internet and its users may be unable to support the demands of growing e-commerce usage, and the Internet's performance and reliability may decline. If our existing or potential customers experience frequent outages or delays on the Internet, the adoption or use of our Internet-based, e-commerce business model may grow more slowly than we expect or even decline. Our ability to increase the speed and reliability of our Internet-based business model is limited by and depends upon the reliability of both the Internet and the internal networks of our existing and potential customers. As a result, if improvements in the infrastructure supporting both the Internet and the internal networks of our customers and suppliers are not made in a timely fashion, we may have difficulty obtaining new customers or maintaining our existing customers, either of which could reduce our potential revenues and have a negative impact on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS AND MAY INFRINGE THE PROPRIETARY RIGHTS OF OTHERS.

Proprietary rights are important to our success and our competitive position. We do not have any issued patents for Internet technology as yet. As of September 30, 2000, we have numerous trademarks registered with the United States Patent and Trademark Office ("PTO") or pending registration. Although we seek to protect our proprietary rights, we may be unable to protect our trademarks and other proprietary rights adequately or to prevent others from claiming violations of their trademarks and other proprietary rights. Effective copyright and trademark protection may be unavailable or limited in certain countries, and the global nature of the Internet makes it impossible to control the ultimate destination of our work. We also license content from third parties, which makes it possible that we could become subject to infringement actions based upon the content licensed from those third parties. We generally obtain representations as to the origin and ownership of such licensed content and indemnification from those third parties; however, this may not adequately protect us. Any of these claims, regardless of their merit, could subject us to costly litigation and the diversion of our technical and management personnel.

WE MAY BE SUBJECT TO LEGAL LIABILITY FOR PUBLISHING OR DISTRIBUTING CONTENT OVER THE INTERNET.

We may be subject to legal claims relating to the content in our VerticalXchange Platform, or the downloading and distribution of such content. For example, while we specifically deny access on B2BXchange.net for such content, persons may bring claims against us if material that is inappropriate for viewing by young children can be accessed from our VerticalXchange Platform. Claims could also involve matters such as defamation, invasion of privacy and copyright infringement. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material. In addition, some of the content provided on our VerticalXchange Platform is drawn from data compiled by other parties, including governmental and commercial sources. If our content is improperly used or if we supply incorrect information, it could result in unexpected liability. Our insurance may not cover claims of this type, or may not provide sufficient coverage. Our business, financial condition and operating results could suffer materially if costs resulting from these claims are not covered by our insurance or exceed our coverage.

WE MAY REQUIRE ADDITIONAL CAPITAL FOR OUR OPERATIONS, WHICH COULD HAVE A NEGATIVE EFFECT ON OUR SHAREHOLDERS.

As of September 30, 2000 and June 30, 2000 we had $30.2 million and $39.6 million cash on hand, respectively, largely as a result of the sale of the Digital Graphics Business Unit ("DGBU"). We anticipate that these funds will enable us to build awareness of and foster participation in our VerticalXchange Platform. If we are unable to generate revenues from both B2BXchange or to increase revenues significantly from RSPNetwork operations, we may need to raise additional funds in the future.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution and these securities may have powers, preferences and rights that are senior to those of the rights of our common stock. We cannot be certain that additional financing will be available on terms favorable to us, if at all. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, promote our brand identity, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures. Any inability to do so could have a negative effect on our business, revenues, financial condition and results of operations.

OUR COMMON STOCK MAY BECOME DILUTED.

We have outstanding a large number of stock options and warrants to purchase our Common Stock. To the extent such options or warrants are exercised, there may be further dilution. We expect to seek additional acquisitions in pursuing our strategies and intend to grant additional stock options and stock bonuses to the employees of the acquired companies. For these reasons, our acquisition program will result in further ownership dilution to investors.

OUR SHAREHOLDER RIGHTS PLAN AND MINNESOTA LAW MAY MAKE ACQUISITION BY A THIRD-PARTY MORE DIFFICULT

Our Board has adopted a Shareholder Rights Agreement. The Shareholder Rights Agreement was adopted to provide our board of directors an opportunity to assess and evaluate any takeover bid, and in the event a bid is made, to provide the board with an appropriate period of time to explore and develop alternatives which maximize shareholder value. We cannot assure that shareholders or the market may view or react adversely to this Shareholder Rights Agreement adversely affecting shareholder value. In addition, Minnesota Statutes govern "control share acquisitions" and require potential acquirers of at least 20% of the Company's stock to provide notice and information to us about the proposed acquisition of stock and limits voting rights in acquired stock unless such voting rights are approved by an affirmative vote of shareholders and the control share acquisition is consummated within 180 days after shareholder approval. The effect of the statute is to limit the opportunity for a hostile takeover of control of the Company unless a majority of shareholders consent. There is no assurance that the control share acquisition statute will not adversely affect shareholder value.

RISKS ASSOCIATED WITH DISCONTINUED OPERATIONS INCLUDE POTENTIAL LIABILITY TO CLIENTS OF DGBU FOR PRODUCTS SOLD PRIOR TO JUNE 13, 2000.

We remain liable for certain customer issues associated with the DGBU products sold prior to the June 13, 2000 divestiture. Only a portion of such risks are insurable. Although we maintain general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against us that are uninsured, exceed available insurance coverage or result in changes to our insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements, could adversely affect our business, results of operations and financial condition.

OUR FAILURE TO MEET CLIENT EXPECTATIONS.

Many of our service and consulting engagements involve the development, implementation and maintenance of software applications and processes that are critical to the operations of our customers' businesses. Our failure or inability to meet a client's expectations in the performance of our services could injure our business reputation or result in a claim for substantial damages against us, regardless of our responsibility for such failure. In addition, both RSPNetwork, Inc. and B2BXchange, Inc. provide data services that may include confidential or proprietary client information. Although we have standard terms and conditions, policies, and practices designed to prevent such client information from being disclosed to unauthorized parties, lost, or used inappropriately, any such unauthorized disclosure, loss or use could result in a claim for substantial damages. We have attempted to limit contractually our damages arising from negligent acts, errors, mistakes or omissions in rendering professional services; however, there can be no assurance that any contractual protections will be enforceable in all instances or would otherwise protect us from liability for damages. Although we maintain general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against us that are uninsured, exceed available insurance coverage or result in changes to our insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements, could adversely affect our business, results of operations and financial condition.

THE MARKET FOR OUR SOLUTIONS IS AT AN EARLY STAGE. WE NEED A CRITICAL MASS OF LARGE SUPPLIER ORGANIZATIONS AND LARGE NUMBERS OF BUYERS TO IMPLEMENT OUR SOLUTIONS.

The market for Internet-based operating resource applications and services is at an early stage of development. Our success depends on a significant number of large supplier organizations and large numbers of buyers implementing our VerticalXchange Platform and using RSPNetwork professional services and value-added hosting. The implementation of our products by organizations is complex and time consuming. In many cases, these organizations must change established business practices and conduct business in new ways. Our ability to attract additional customers for our products and services will depend on using our existing customers as reference accounts. Unless a critical mass of suppliers and buyers join our VerticalXchange Platform, our solutions may not achieve widespread market acceptance and our business would be seriously harmed.

IMPLEMENTATION OF OUR PRODUCTS AND SERVICES BY LARGE CUSTOMERS OF RSPNETWORK MAY BE COMPLEX, TIME CONSUMING AND ORGANIZATIONALLY DIFFICULT TO IMPLEMENT. WE FREQUENTLY EXPERIENCE LONG SALES AND IMPLEMENTATION CYCLES.

Both RSPNetwork and the VerticalXchange Platform provide enterprise-wide solutions that may be deployed with many users within an organization. Implementation by large organizations is complex, time consuming. In many cases, our customers must change established business practices and conduct business in new ways. In addition, they must generally consider a wide range of other issues before committing to purchase our product, including product benefits, ease of installation, ability to work with existing computer systems, ability to support a larger user base, functionality and reliability. Furthermore, because we are one of the first companies to offer an Internet-based operating resource management system, many customers will be addressing these issues for the first time in the context of managing and procuring operating resources. As a result, we must educate potential customers on the use and benefits of our products and services. In addition, we believe that the purchase of our products is often discretionary and generally involves a significant commitment of capital and other valuable resources by a customer. It frequently takes several months to finalize a sale and requires approval at a number of management levels within the customer organization. The implementation and deployment of our products requires a significant commitment of resources by our customers and third-party and/or our professional services organizations. Because we target SME customers, our sales cycles are expected to range from three to twelve months or even longer.

THE BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE INDUSTRY IS VERY COMPETITIVE, AND WE FACE INTENSE COMPETITION FROM MANY PARTICIPANTS IN THIS INDUSTRY. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS WILL BE SERIOUSLY HARMED.

The market for our solution is intensely competitive, evolving and subject to rapid technological change. The intensity of competition has increased and is expected to further increase in the future. This increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any one of which could seriously harm our business. Competitors vary in size and in the scope and breadth of the products and services offered. We also encounter competition with respect to different aspects of our solution from Captura Software, Clarus, Commerce One, Concur Technologies, Extensity, GE Information Services, Intellysis, Netscape Communications, a subsidiary of America Online, and TRADEX Technologies. We also encounter competition from several major enterprise software developers, such as Oracle, PeopleSoft and SAP. In addition, because there are relatively low barriers to entry in the operating resource management software market, we expect additional competition from other established and emerging companies, as the operational resource management software market continues to develop and expand. For example, third parties that currently help implement Ariba ORMS could begin to market products and services that compete with our own. We could also face competition from new companies who introduce an Internet-based operating resource management solution.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources than us, significantly greater name recognition and a larger installed base of customers. In addition, many of our competitors have well-established relationships with our current and potential customers and have extensive knowledge of our industry. In the past, we have lost potential customers to competitors for various reasons, including lower prices and incentives not matched by us. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address customer needs. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. We also expect that competition will increase as a result of industry consolidations. We may not be able to compete successfully against our current and/or future competitors.

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WE DEPEND ON THE INTRODUCTION OF NEW VERSIONS OF OUR VERTICALXCHANGE PLATFORM
AND ON ENHANCING THE FUNCTIONALITY AND SERVICES OFFERED.

If we are unable to develop new software products or enhancements to our existing products on a timely and cost-effective basis, or if new products or enhancements do not achieve market acceptance, our business would be seriously harmed. The life cycles of our products are difficult to predict because the market for our products is new and emerging, and is characterized by rapid technological change, changing customer needs and evolving industry standards. The introduction of products employing new technologies and emerging industry standards could render our existing products or services obsolete and unmarketable.

To be successful, our products and services must keep pace with technological developments and emerging industry standards, address the ever-changing and increasingly sophisticated needs of our customers and achieve market acceptance.

In developing new products and services, we may:

 .  Fail to develop and market products that respond to technological changes or evolving industry standards in a timely or cost-effective manner;
 . Encounter products, capabilities or technologies developed by others that render our products and services obsolete or noncompetitive or that shorten the life cycles of our existing products and services;
 . Experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products and services; or
 . Fail to develop new products and services that adequately meet the requirements of the marketplace or achieve market acceptance.

IF WE FAIL TO RELEASE OUR PRODUCTS IN A TIMELY MANNER, OR IF OUR PRODUCTS DO NOT ACHIEVE MARKET ACCEPTANCE, OUR BUSINESS WOULD BE SERIOUSLY HARMED.

We may fail to introduce or deliver new potential offerings on a timely basis or at all. If new releases or potential new products are delayed or do not achieve market acceptance, we could experience a delay or loss of revenues and customer dissatisfaction.

IN ORDER TO MANAGE OUR GROWTH AND EXPANSION, WE WILL NEED TO IMPROVE AND IMPLEMENT NEW SYSTEMS, PROCEDURES AND CONTROLS.

We have recently experienced a period of significant expansion of our operations that has placed a significant strain upon our management systems and resources. If we are unable to manage our growth and expansion, our business will be seriously harmed. In addition, we have recently hired a significant number of employees and plan to further increase our total headcount. We also plan to expand the geographic scope of our customer base and operations. This expansion has resulted and will continue to result in substantial demands on our management resources. Our ability to compete effectively and to manage future expansion of our operations, if any, will require us to continue to improve our financial and management controls, reporting systems and procedures on a timely basis, and expand, train and manage our employee work force. We have implemented new systems to manage our financial and human resources infrastructure. We may find that this system, our personnel, procedures and controls may be inadequate to support our future operations.

IF WE EXPAND OUR INTERNATIONAL SALES AND MARKETING ACTIVITIES, OUR BUSINESS WILL BE SUSCEPTIBLE TO NUMEROUS RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS.

To be successful, we believe we must expand our international operations and hire additional international personnel. Therefore, we expect to commit significant resources to expand our international sales and marketing activities. If successful, we will be subject to a number of risks associated with international business activities. These risks generally include:

 .  Currency exchange rate fluctuations;
 .  Seasonal fluctuations in purchasing patterns;
 .  Unexpected changes in regulatory requirements;
 .  Tariffs, export controls and other trade barriers;
 .  Longer accounts receivable payment cycles and difficulties in collecting accounts receivable;
 .  Difficulties in managing and staffing international operations;
 .  Potentially adverse tax consequences, including restrictions on the repatriation of earnings;
 .  The burdens of complying with a wide variety of foreign laws;
 .  The risks related to the recent global economic turbulence and adverse economic circumstances in Asia; and
 .  Political instability.

IN THE FUTURE WE MAY NEED TO RAISE ADDITIONAL CAPITAL IN ORDER TO REMAIN COMPETITIVE IN THE BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE INDUSTRY. THIS CAPITAL MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS, IF AT ALL.

We expect that the net proceeds from our sale of the Digital Graphics Business Unit (DGBU) will be sufficient to meet the working capital and capital expenditure needs required for our current business plan for the fiscal 2001 year and into the following year. At some point, we may need to raise additional funds and we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If we cannot raise funds on acceptable terms, if and when needed, we may not be able to develop or enhance our products and services, take advantage of future opportunities, grow our business or respond to competitive pressures or unanticipated requirements, which could seriously harm our business.

WE DEPEND ON INCREASING USE OF THE INTERNET AND ON THE GROWTH OF ELECTRONIC COMMERCE. IF THE USE OF THE INTERNET AND ELECTRONIC COMMERCE DO NOT GROW AS ANTICIPATED, OUR BUSINESS WILL BE SERIOUSLY HARMED.

Our VerticalXchange Platform depends on the increased acceptance and use of the Internet as a medium of commerce. Rapid growth in the use of the Internet is a recent phenomenon. As a result, acceptance and use may not continue to develop at historical rates and a sufficiently broad base of business customers may not adopt or continue to use the Internet as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and there exist few proven services and products.

Our business would be seriously harmed if:

 .  Use of the Internet and other online services does not continue to increase or increases more slowly than expected;
 .  The technology underlying the Internet and other online services does not effectively support any expansion that may occur; or . The Internet and other online services do not create a viable commercial marketplace, inhibiting the development of electronic commerce and reducing the need for our products and services.

WE DEPEND ON THE ACCEPTANCE OF THE INTERNET AS A COMMERCIAL MARKETPLACE AND THIS ACCEPTANCE MAY NOT OCCUR ON A TIMELY BASIS.

The Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons. These include:

 . Potentially inadequate development of the necessary communication and computer network technology, particularly if rapid growth of the Internet continues;
 . Delayed development of enabling technologies and performance improvements; . Delays in the development or adoption of new standards and protocols; and . Increased governmental regulation.

SECURITY RISKS AND CONCERNS MAY DETER THE USE OF THE INTERNET FOR CONDUCTING ELECTRONIC COMMERCE.

A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in compromises or breaches of our security systems or those of other web sites to protect proprietary information. If any well-publicized compromises of security were to occur, it could have the effect of substantially reducing the use of the web for commerce and communications. Anyone who circumvents our security measures could misappropriate proprietary information or cause interruptions in our services or operations. The Internet is a public network, and data is sent over this network from many sources. In the past, computer viruses, software programs that disable or impair computers, have been distributed and have rapidly spread over the Internet. Computer viruses could be introduced into our systems or those of our customers or suppliers, which could disrupt our VerticalXchange Platform or make it inaccessible to customers or suppliers. We may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by breaches. To the extent that our activities may involve the storage and transmission of proprietary information, such as credit card numbers, security breaches, could expose us to a risk of loss or litigation and possible liability. Our security measures may be inadequate to prevent security breaches, and our business would be seriously harmed if we do not prevent them.

INCREASING GOVERNMENT REGULATION COULD LIMIT THE MARKET FOR, OR IMPOSE SALES AND OTHER TAXES ON THE SALE OF, OUR PRODUCTS AND SERVICES OR ON PRODUCTS AND SERVICES PURCHASED THROUGH OUR VERTICALXCHANGE PLATFORM.

As Internet commerce evolves, we expect that federal, state or foreign agencies will adopt regulations covering issues such as user privacy, pricing, content and quality of products and services. It is possible that legislation could expose companies involved in electronic commerce to liability, which could limit the growth of electronic commerce generally. Legislation could dampen the growth in Internet usage and decrease its acceptance as a communications and commercial medium. If enacted, these laws, rules or regulations could limit the market for our products and services.

We do not collect sales or other similar taxes in respect of goods and services purchased through our VerticalXchange Platform. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies like us that engage in or facilitate electronic commerce. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services over the Internet. These proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of goods and services through our VerticalXchange Platform could seriously harm our business.

Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. This legislation could ultimately be enacted into law or this legislation could contain a limited time period in which this tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, legislation could be renewed at the end of this period. Failure to enact or renew this legislation could allow various states to impose taxes on electronic commerce, and the imposition of these taxes could seriously harm our business.